Exhibit A

JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Nuvve Holdings Corp., dated as of July 6, 2023, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Stonepeak GP Investors Holdings LP
By: Stonepeak GP Investors Upper Holdings LP, its general partner
By: Stonepeak GP Investors Holdings Manager LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer and Co-Founder

Stonepeak GP Investors Upper Holdings LP
By: Stonepeak GP Investors Holdings Manager LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer and Co-Founder

Stonepeak GP Investors Holdings Manager LLC
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer and Co-Founder

July 6, 2023